SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  October 18, 2010.

BioTime, Inc.
(Exact name of registrant as specified in its charter)

California	1-12830	94-3127919
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 Harbor Bay Parkway, Suite 100
Alameda, California 94502
(Address of principal executive offices)

(510) 521-3390
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Statements made in this Report that are not historical facts may constitute forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those discussed.  Such risks and uncertainties include but are not limited to those discussed in this report and in BioTime's other reports filed with the Securities and Exchange Commission.  Words such as “expects,” “may,” “will,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” and similar expressions identify forward-looking statements.

Section 2 – Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets.

On October 18, 2010, we completed the acquisition of 104,027 ordinary shares of Cell Cure Neurosciences, Ltd., an Israeli company, by paying $4,100,000 including $3,847,392 in cash and by converting into Cell Cure shares a $250,000 loan that we previously made to Cell Cure.  Two other Cell Cure shareholders, Teva Pharmaceutical Industries Ltd. (“Teva”) and Hadasit Bio-Holdings, Ltd (“HBL”) concurrently completed their acquisition of Cell Cure Shares.  Teva acquired 49,975 Cell Cure shares for $2,000,000 in cash, and HBL acquired 25,625 Cell Cure shares for $897,962 in cash and by converting into Cell Cure shares a $100,000 loan previously made to Cell Cure. As a result of the share purchase, we now own, directly and through our wholly-owned subsidiary ES Cell International Pte Ltd (“ESI”), approximately 53.6% of the outstanding ordinary shares of Cell Cure, HBL owns approximately 26.3% of the outstanding ordinary shares and Teva owns approximately 19.9% of the ordinary shares.

The information contained in Item 1.01 of our Current Report on Form 8-K filed with the Securities and Exchange Commission on October 12, 2010 is incorporated by reference.

About Cell Cure Neurosciences, Ltd.

Cell Cure Neurosciences Ltd. is an Israel-based biotechnology company focused on developing stem cell-based therapies for retinal and neurological disorders, including the development of retinal pigment epithelial (“RPE”) cells for the treatment of macular degeneration, and treatments for multiple sclerosis.  Cell Cure’s lead product under development is OpRegen™, a proprietary formulation of retinal cells designed by Cell Cure to provide a long-term therapy for age related macular degeneration (“AMD”), the leading cause of blindness in the aging population.  Cell Cure and Teva have entered into a Research and Exclusive License Option Agreement under which Teva has an option to obtain an exclusive world-wide license to complete the clinical development of, and to manufacture, distribute and sell, OpRegen™as well as OpRegen-Plus™. OpRegen-Plus™ is another proprietary product that Cell Cure is developing for the treatment of age-related macular degeneration but in which the RPE cells are supported on or within a membrane instead of in suspension.  OpRegen-Plus™ is an earlier stage of laboratory development than OpRegen™.

There is no cure at present for AMD.  One of the most promising future therapies is the replacement of the layer of damaged RPE cells that support and nourish the retina.  In the past, RPE cells have been obtained from other regions of the diseased eye, or from fetal and adult donor tissue and various cell lines.  However, the lack of a reliable and ample supply of healthy RPE cells has hindered the development of RPE transplantation as a therapeutic approach to AMD.  RPE cells derived from human embryonic stem (hES) cells may prove to be the best source of RPE cells for transplantation if the technology can be developed for producing RPE cells from hES cells in homogeneous, large quantities.

Until now researchers have had to rely on the spontaneous differentiation of hES cells into RPE cells but that differentiation occurs in only a few hES cell lines. To achieve the full potential of hES cell stem cells for the production of RPE cells, a reliable, driven differentiation method is required.  Cell Cure is using a new method developed by scientists at Hadassah University Hospital that drives the differentiation of hES cells into RPE cells.  These researchers have shown in a small animal model of AMD that RPE cells produced using this method can preserve vision when transplanted below the retina.

Cell Cure’s other cell therapy products under development include neural progenitor cells designed to replace the dopamine producing cells destroyed in Parkinson’s disease (PD) and Cell Cure’s NeurArrest™, neural cells that target and modulate the immune system’s self-destruction of myelin coating of nerve cells in multiple sclerosis.

Intellectual Property

Cell Cure holds licenses from Hadasit Medical Research Services and Development Ltd. to utilize certain patented stem cell derived RPE cells and stem cells culture systems.  Cell Cure holds licenses from ESI to use certain patented hES cells and neural progenitor cells, patented methods of controlling the differentiation of hES cells; patented methods of implanting neural progenitor cells derived from hES cells, and patented methods of generating neural stem cells from undifferentiated hES cells

Research and Development

Cell Cure’s research and development is conducted at Hadassah University Hospital, through research and consulting agreements with Hadasit Medical Research Services and Development Ltd., under the direction of Prof Benjamin E. Reubinoff, who is Cell Cure’s Chief Scientific Officer, Professor Eyal Banin, who is Cell Cure’s Director of Clinical Affairs, and Professor Tamir Ben Hur.

Cell Cure Financial Results

During its last three fiscal years, ending March 31, 2010 and 2009, respectively, Cell Cure incurred net losses from operations of approximately $1,600,000 and $1,100,000, respectively, without adjustment to United States generally accepted accounting standards.

We will file an amendment of this Report that will include audited financial statements of Cell Cure for the past two fiscal years, and financial statements of BioTime prepared on a pro forma basis reflecting our acquisition of Cell Cure shares.

Background

Regenerative medicine refers to the development and use of therapies based on hES cell or induced pluripotent stem (“iPS”) cell technology.  These therapies will be designed to regenerate tissues afflicted by degenerative diseases.  The great scientific and public interest in regenerative medicine lies in the potential of hES and iPS cells to become all of the cell types of the human body.  Many scientists therefore believe that hES and iPS cells have considerable potential as sources of new therapies for a host of currently incurable diseases such as AMD, Parkinson’s disease, multiple sclerosis, arthritis, muscular dystrophy, spinal cord injury, diabetes, heart failure, and many other disorders where cells and tissues become dysfunctional and need to be replaced.

Since human embryonic stem cells are derived from discarded human embryos created in the process of in vitro fertilization, their use in research has been controversial.  However, iPS stem cells can be created using noncontroversial adult cells, such as skin cells, rather than embryonic cells.  The alteration of specific genes in adult cells allows them to be transformed into iPS cells that are very similar to hES.  Cell Cure’s stem cell-based product development is in the preclinical stages and will require extensive testing prior to being used in an effort to treat humans.

Section 9-Financial Statements and Exhibits

Item 9.01-Financial Statements and Exhibits.

Exhibit Number	Description
2.1	Share Purchase Agreement, dated October 7, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOTIME, INC.

Date: October 18, 2010	By /s/Robert W. Peabody
Senior Vice President, Chief Operating Officer, and Chief Financial Officer

Exhibit Number	Description
2.1	Share Purchase Agreement, dated October 7, 2010